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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated May 11, 2010 in this Form 8-K/A, with respect to the balance sheets of First Blush, Inc. as of December 31, 2009 and 2008, and the related statements of profit and loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
December 22, 2010